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                                                                    Exhibit 23.6



                       CONSENT TO BE NAMED AS A TRUSTEE



     I, Constance B. Moore, hereby consent to be nominated as a trustee of Security Capital Pacific Trust and to be named as such in Registration Statement on Form S-4 (File No. 333-51139) of Security Capital Pacific Trust filed with the Securities and Exchange Commission.



Dated: May 15, 1998                     /s/ Constance B. Moore
                                        -------------------------
                                        Constance B. Moore